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Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 31, 2002

DIGITAL RIVER, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-24643	41-1901640
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

9625 W. 76th Street, Suite 150
Eden Prairie, Minnesota 55344
(Address of principal executive offices) (Zip code)

(612) 253-1234
(Registrant's telephone number, including area code)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

        On March 31, 2002, pursuant to an Amended and Restated Asset Purchase Agreement dated February 9, 2002, as amended March 15, 2002, between Registrant and Beyond.com Corporation ("Beyond.com"), in exchange for $2,910,311 in shares of Registrant's common stock (valued at the average of the closing price of Registrant's common stock for the 15 trading days prior to two days before closing), Registrant purchased those assets and assumed those liabilities of Beyond.com related to its eStores business, which manages online stores for clients. Pursuant to a post-closing amendment to the agreement, the parties agreed to a post-closing adjustment to the value of the common stock such that the common stock will be valued at the average of the closing price for the 15 business days prior to two days before closing and the seven business days immediately following closing, which value is $13.06. As a result, Beyond.com was entitled to receive a total of 222,842 shares in connection with the closing. The purchase was approved by the U.S. Bankruptcy Court following Beyond.com's filing for Chapter 11 bankruptcy protection, and certain elements of the purchase remain subject to further approval by the court. The agreement includes contingent earn-out provisions whereby Beyond.com may receive (i) 73,699 additional shares of Registrant's common stock, valued at $962,500, if specified customers of Beyond.com remain Registrant's customers for 90 days post closing, (ii) 38,285 additional shares of Registrant's common stock, valued at $500,000, if specified customers of Beyond.com with a total weight of 90% or more (as specified in the agreement) enter into 12 month contracts with Registrant within 60 days of the closing and (iii) 103,369 additional shares of Registrant's common stock, valued at $1.35 million, if specified customers enter into 12 month contracts with Registrant within 60 days of the closing (with such shares valued as described above). Of the shares issued at closing, 70,000 shares were placed in escrow to secure certain indemnification obligations contained in the agreement. Subject to outstanding claims, the escrow will terminate 90 days following the closing.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (a)    Financial Statements of Businesses Acquired.

        It is impracticable for Registrant to file herewith the required financial statements in this Current Report on Form 8-K. The required financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

        (b)    Pro Forma Financial Information.

        It is impracticable for Registrant to file herewith the required pro forma financial statements in this Current Report on Form 8-K. The required pro forma financial statements will be filed by amendment as soon as practicable, but not later than 60 days after the date this Current Report on Form 8-K is required to be filed.

        (c)    Exhibits.

Exhibit No.	Description
2.1	First Amendment to the Amended and Restated Asset Purchase Agreement dated as of March 15, 2002 by and between the Registrant and Beyond.com.
2.2	Post-Closing Amendment to the Amended and Restated Asset Purchase Agreement dated as of March 31, 2002 by and between the Registrant and Beyond.com.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAL RIVER, INC. (Registrant)
Date: April 15, 2002	By:	/s/ ROBERT E. STRAWMAN Robert E. Strawman Chief Financial Officer (Principal Financial and Accounting Officer)

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SIGNATURES